LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

$436,342,000 (Approximate) STRUCTURED ASSET SECURITIES CORPORATION SERIES 2006-S1 SENIOR/SUBORDINATE CERTIFICATES BACKED BY 2ND LIEN MORTGAGES

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

To 10% Call
			Est.	Payment	Target		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity(4)	(S&P/Moody’s/Fitch)
A1(5)	301,642,000	1M LIBOR	1.17	1-32	24.85%	0.140%	3/25/2036	AAA/Aaa/AAA
A2(5)	44,164,000	1M LIBOR	3.97	32-67	24.85%	0.300%	3/25/2036	NR/Aaa/AAA
M1	21,199,000	1M LIBOR	5.19	55-67	20.05%	0.400%	3/25/2036	AA/Aa2/AA
M2	9,937,000	1M LIBOR	4.66	50-67	17.80%	0.430%	3/25/2036	AA-/Aa3/AA-
M3	11,040,000	1M LIBOR	4.45	47-67	15.30%	0.570%	3/25/2036	A+/A1/A+
M4	10,158,000	1M LIBOR	4.31	44-67	12.95%	0.600%	3/25/2036	A/A2/A
M5	7,508,000	1M LIBOR	4.21	43-67	11.25%	0.650%	3/25/2036	A-/A3/A-
M6	6,183,000	1M LIBOR	4.15	42-67	9.90%	1.250%	3/25/2036	BBB+/Baa1/BBB+
M7	5,741,000	1M LIBOR	4.11	41-67	8.60%	1.500%	3/25/2036	BBB/Baa2/BBB
M8	5,962,000	1M LIBOR	4.07	40-67	7.25%	2.500%	3/25/2036	BBB-/Baa3/BBB-
B1	7,287,000	1M LIBOR	4.03	39-67	5.60%	2.500%	3/25/2036	BB+/Ba1/BB+
B2	5,521,000	1M LIBOR	4.01	38-67	4.35%	2.500%	3/25/2036	BB/Ba2/BB

To Maturity
			Est.	Payment	Target		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity(4)	(S&P/Moody’s/Fitch)
A1(5)	301,642,000	1M LIBOR	1.17	1-32	24.85%	0.140%	3/25/2036	AAA/Aaa/AAA
A2(5)	44,164,000	1M LIBOR	4.97	32-147	24.85%	0.300%	3/25/2036	NR/Aaa/AAA
M1	21,199,000	1M LIBOR	5.58	55-128	20.05%	0.400%	3/25/2036	AA/Aa2/AA
M2	9,937,000	1M LIBOR	5.03	50-122	17.80%	0.430%	3/25/2036	AA-/Aa3/AA-
M3	11,040,000	1M LIBOR	4.82	47-119	15.30%	0.570%	3/25/2036	A+/A1/A+
M4	10,158,000	1M LIBOR	4.66	44-115	12.95%	0.600%	3/25/2036	A/A2/A
M5	7,508,000	1M LIBOR	4.55	43-110	11.25%	0.650%	3/25/2036	A-/A3/A-
M6	6,183,000	1M LIBOR	4.48	42-107	9.90%	1.250%	3/25/2036	BBB+/Baa1/BBB+
M7	5,741,000	1M LIBOR	4.42	41-103	8.60%	1.500%	3/25/2036	BBB/Baa2/BBB
M8	5,962,000	1M LIBOR	4.36	40-99	7.25%	2.500%	3/25/2036	BBB-/Baa3/BBB-
B1	7,287,000	1M LIBOR	4.29	39-95	5.60%	2.500%	3/25/2036	BB+/Ba1/BB+
B2	5,521,000	1M LIBOR	4.21	38-88	4.35%	2.500%	3/25/2036	BB/Ba2/BB

(1)	Subject to a permitted variance of + 5% in the aggregate.
(2)
The Certificates will be priced assuming 100% of the Prepayment Assumption. 100% of the Prepayment Assumption assumes a speed of 20% CPR for the first month in the life of the mortgage loan, linearly increasing to 35% CPR in month 12 and remaining constant thereafter.

(3)
The credit enhancement includes the overcollateralization target of approximately 4.35%. However, the overcollateralization will equal 1.20% on the Closing Date. Excess interest will be used to achieve or maintain the Overcollateralization Target as described herein, provided however that on or prior to the Distribution Date in August 2006, 100% of the excess interest, after payment of realized losses, will be paid to the Class X Certificates as described herein.

(4)	Assumes the second Distribution Date after the date of the last scheduled payment of the latest maturing mortgage loan.
(5)	The Class A1 and Class A2 Certificates are the Senior Certificates.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the prospectus dated September 26, 2005 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Class A1, A2, M1, M2, M3, M4, M5, M6, M7 and M8 Certificates will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the prospectus dated September 26, 2005.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Principal Payment Priority

On each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment due to the Swap Counterparty and remaining unpaid (after application of interest received or advanced for this purpose on such Distribution Date), will be deposited into the swap account and paid as described in the Swap Account Payment Priority. Any funds remaining will be paid in the following order of priority:

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the principal distribution amount will be distributed as follows:

1)	All principal will be paid to the Class A1 and A2 Certificates, sequentially and in that order, until reduced to zero; and

2)	All remaining principal will be allocated to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates (the “Subordinate Certificates”), sequentially and in that order, until reduced to zero.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, the principal distribution amount will be distributed as follows:

1)
To the Class A1 and A2 Certificates, sequentially and in that order, provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage in the aggregate; and

2)
To the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, sequentially and in that order, until the Credit Enhancement behind each class is equal to two times the related original target credit enhancement percentage.

The “Stepdown Date” is the earlier of (x) the first Distribution Date following the Distribution Date in which the Class Principal Amount of each of the Senior Certificates has been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to 49.70% (the “Targeted Senior Enhancement Percentage”), or (ii) the 37th distribution date.

The “Overcollateralization Amount” with respect to any Distribution Date is equal to the excess of (x) the current collateral balance over (y) the aggregate certificate principal balance after giving effect to distributions on such Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Payment Priority

The “Interest Rate” for the Class A1, A2, M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the Net Funds Cap (as defined herein). Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on February 25, 2006, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Interest received or advanced on each Distribution Date will be allocated in the following priority:

(1)	To pay fees: the Servicing Fee;

(2)	To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment owed to the Swap Counterparty pursuant to the swap agreement;

(3)	To pay Current Interest and Carryforward Interest to the Class A1 and A2 Certificates on a pro rata basis;

(4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, sequentially and in that order;

(5)	To pay the Credit Risk Manager Fee;

(6)	To pay to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Trust Agreement;

(7)
For each Distribution Date occurring on or prior to the Distribution Date in August 2006, any interest remaining after the application of (1) through (6) above will be deemed excess interest for such Distribution Date and will be distributed as principal, according to the principal distribution rule in effect for such Distribution Date, as needed to maintain the Overcollateralization Amount at an amount equal to the Overcollateralization Amount for the immediately preceding Distribution Date;

(8)
For each Distribution Date occurring (x) on or prior to the Distribution Date in August 2006, to pay 100% of the remaining amount to the Class X Certificates; or (y) after the Distribution Date in August 2006, any remaining amounts for such Distribution Date will be distributed as principal, according to the principal distribution rule in effect for such Distribution Date, as needed to build or maintain the Overcollateralization Target;

(9)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates any Deferred Amounts;

(10)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Class A1 and A2 Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

(11)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts; and

(12)	To pay remaining amounts to the holder of the Class X Certificates.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Swap Agreement

The 59-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the Trust to pay a predetermined annual rate (as shown below) on the swap notional amount in each period. The Trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)	Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)
1	0.00	0.00%	31	62,320,000.00	5.50%
2	426,069,000.00	5.50%	32	58,308,000.00	5.50%
3	411,045,000.00	5.50%	33	54,555,000.00	5.50%
4	396,551,000.00	5.50%	34	51,043,000.00	5.50%
5	382,568,000.00	5.50%	35	47,757,000.00	5.50%
6	369,078,000.00	5.50%	36	44,682,000.00	5.50%
7	356,064,000.00	5.50%	37	41,806,000.00	5.50%
8	343,508,000.00	5.50%	38	39,114,000.00	5.50%
9	331,395,000.00	5.50%	39	36,596,000.00	5.50%
10	319,710,000.00	5.50%	40	34,240,000.00	5.50%
11	308,436,000.00	5.50%	41	32,036,000.00	5.50%
12	297,560,000.00	5.50%	42	29,974,000.00	5.50%
13	284,015,000.00	5.50%	43	28,044,000.00	5.50%
14	268,074,000.00	5.50%	44	26,239,000.00	5.50%
15	253,028,000.00	5.50%	45	24,550,000.00	5.50%
16	238,827,000.00	5.50%	46	22,969,000.00	5.50%
17	225,423,000.00	5.50%	47	21,490,000.00	5.50%
18	212,771,000.00	5.50%	48	20,107,000.00	5.50%
19	200,829,000.00	5.50%	49	18,813,000.00	5.50%
20	189,557,000.00	5.50%	50	17,601,000.00	5.50%
21	178,918,000.00	5.50%	51	16,468,000.00	5.50%
22	168,876,000.00	5.50%	52	15,408,000.00	5.50%
23	139,391,000.00	5.50%	53	14,416,000.00	5.50%
24	119,008,000.00	5.50%	54	13,488,000.00	5.50%
25	104,071,000.00	5.50%	55	12,620,000.00	5.50%
26	92,716,000.00	5.50%	56	11,807,000.00	5.50%
27	83,866,000.00	5.50%	57	11,047,000.00	5.50%
28	76,840,000.00	5.50%	58	10,336,000.00	5.50%
29	71,191,000.00	5.50%	59	9,671,000.00	5.50%
30	66,608,000.00	5.50%	60	9,048,000.00	5.50%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Swap Account Payment Priority

All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority” above:

(1)	To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, to the extent unpaid;

(4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(5)	To be paid as principal, in accordance with the principal payment priorities in effect for such Distribution Date, as needed to maintain the Overcollateralization Target*;

(6)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates any Deferred Amounts, to the extent unpaid*;

(7)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

(10)	All remaining amounts to the holder of the Class X Certificates.

* Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Agreement

The Interest Rate Cap Agreement will be purchased by the trust fund. The 48-month Interest Rate Cap Agreement will contribute cash in the event one-month LIBOR rises above 5.50%.

The notional balance of the Interest Rate Cap Agreement will amortize according to its schedule. The table below is an approximation of the schedule for the cap the trust fund intends to purchase.

Month	Approximate Notional Balance ($)	Month	Approximate Notional Balance ($)
1	0.00	31	75,326,000.00
2	0.00	32	73,623,000.00
3	0.00	33	71,865,000.00
4	0.00	34	70,062,000.00
5	0.00	35	68,223,000.00
6	0.00	36	66,354,000.00
7	0.00	37	64,464,000.00
8	0.00	38	62,559,000.00
9	0.00	39	60,645,000.00
10	0.00	40	58,726,000.00
11	0.00	41	56,809,000.00
12	0.00	42	54,897,000.00
13	1,412,000.00	43	52,993,000.00
14	6,375,000.00	44	51,102,000.00
15	10,833,000.00	45	49,227,000.00
16	14,824,000.00	46	47,371,000.00
17	18,382,000.00	47	45,535,000.00
18	21,537,000.00	48	43,723,000.00
19	24,321,000.00	49	41,935,000.00
20	26,760,000.00	50	40,175,000.00
21	28,882,000.00	51	38,442,000.00
22	30,709,000.00	52	36,739,000.00
23	52,272,000.00	53	35,067,000.00
24	65,015,000.00	54	33,425,000.00
25	72,585,000.00	55	31,816,000.00
26	76,834,000.00	56	30,240,000.00
27	78,833,000.00	57	28,696,000.00
28	79,250,000.00	58	27,186,000.00
29	78,527,000.00	59	25,710,000.00
30	76,964,000.00	60	24,267,000.00

On each Distribution Date, the cap provider will make payments equal to the product of (a) the Interest Rate Cap Agreement Notional Balance for that month, (b) the excess of (i) one-month LIBOR over (ii) the 5.50% and (c) the actual number of days in the corresponding Accrual Period for the transaction divided by 360.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Payment Priority

All payments due under the Interest Rate Cap Agreement will be allocated in the following order of priority after making payments described under “Swap Account Payment Priority” above:

(1)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, to the extent unpaid;

(2)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(3)	To be paid as principal, in accordance with the principal payment priorities in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(4)	To pay to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, sequentially and in that order, any Deferred Amounts, to the extent unpaid*;

(5)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Class A1 and A2 Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent not yet paid;

(6)	To the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, sequentially and in that order, to the extent not yet paid; and

(7)	All remaining amounts to the holder of the Class X Certificates.

* Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

A Swap or Cap Counterparty shall have (a) either (i) the unsecured, short-term debt obligations rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade to below “A1”) and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade to below “Aa3”), and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Carryforward Interest

“Carryforward Interest” for each Class of Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Current Interest

“Current Interest” for any Class of Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that Class.

Net Funds Cap

The “Net Funds Cap” for each Distribution Date will be the annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the Optimal Interest
Remittance Amount (as defined below) for such date over (ii) any Net Swap Payment and any swap termination payment due to the Swap Counterparty, and (2) 12, and the denominator of which is the collateral balance for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the accrual period.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans, as of the first day of the related Collection Period divided by (y) 12 and (B) the collateral balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any mortgage loan will be the Mortgage Rate thereof reduced by the Servicing Fee Rate.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Origination and Servicing

The mortgage loans were originated by Aurora (95.60%), DHI (1.56%), Weichert (1.47%) and National City Mortgage (1.37%) and, as of the cut-off date, are serviced by Aurora (95.60%) and GMAC (4.40%). All of the mortgage loans serviced by Aurora will transfer to GMAC on or about April 1, 2006.

Credit Risk Manager

Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company (“Clayton”) will act as a credit risk manager on behalf of the trust fund. Clayton’s primary function will be to monitor and advise the servicers with respect to default management, and reporting for the benefit of the trust fund. The following summarizes some of Clayton’s monthly activities:

•	Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•	Review of the prepayment penalty collections by the servicers.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a Class, as calculated without regard to the Net Funds Cap, exceeds (b) the amount calculated under its Net Funds Cap (such excess, a “Basis Risk Shortfall”), that Class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, plus interest thereon at the applicable Interest Rate, before the Class X, Class LT-R and Class R Certificates are entitled to any distributions. The “Unpaid Basis Risk Shortfall” for any Class of Offered Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such Class in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses will be incurred when the principal balance of a liquidated mortgage loan is greater than the net liquidation proceeds. Losses will also be incurred when mortgage loans are charged-off by the related servicer, which will occur when a mortgage loan becomes delinquent for a period of 180 days or more. At such time, the charged-off mortgage loan’s outstanding principal balance will become a realized loss. In addition, if a mortgage loan becomes delinquent for a period of 210 days or more, the mortgage loan will be released from the trust fund. The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an “Applied Loss Amount”. The balance of the Class A1 and A2 Certificates will not be reduced by allocation of Applied Loss Amounts.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each Class of Subordinate Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Class Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a mortgage loan after it has been liquidated and the loss has been passed through to the trust fund. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the principal remittance amount for the related Distribution Date.

10% Optional Redemption

The transaction can be called by the Master Servicer, Aurora Loan Services (an affiliate of Lehman Brothers), on any Distribution Date following the month in which the current collateral balance of the loans is reduced to less than 10% of the Cut-Off Date collateral balance. If the optional redemption is not exercised, beginning with the following Distribution Date, the margins on the Class A Certificates will double and the margins on the Class M and the Class B Certificates will increase to 1.5 times their initial margin.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Credit Enhancement

Subordination

The Class A Certificates will have limited protection by means of the subordination of the Subordinate Certificates. The Class A Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution. Each Class of Class M Certificates will be senior to all other Classes of Class M Certificates with a higher numerical designation and the Class B Certificates. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate mortgage loan balance, the Class M and Class B Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates, until reduced to zero and then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate mortgage loan balance exceeds the aggregate certificate balance (Overcollateralization or “OC”). Excess interest will be used to achieve or maintain the OC Target.

The “Overcollateralization Target” with respect to any Distribution Date prior to the Stepdown Date is equal to approximately 4.35% of the Cut-Off Date collateral balance. The Overcollateralization Target with respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect is equal to the greater of (i) the lesser of (a) approximately 4.35% of the Cut-Off Date collateral balance and (b) approximately 8.70% of the current collateral balance, after giving effect to distributions on that Distribution Date, and (ii) approximately 0.50% of the Cut-Off Date collateral balance. For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the Overcollateralization Target will be equal to the Overcollateralization Target for the immediately preceding Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 11.45% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

March 2008 to February 2009	2.00% for the first month, plus an additional 1/12th of 2.45% for each month thereafter

March 2009 to February 2010	4.45% for the first month, plus an additional 1/12th of 2.45% for each month thereafter

March 2010 to February 2011	6.90% for the first month, plus an additional 1/12th of 1.90% for each month thereafter

March 2011 to February 2012	8.80% for the first month, plus an additional 1/12th of 0.50% for each month thereafter

March 2012 and thereafter	9.30%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate mortgage loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative realized losses incurred on the Mortgage Loans from the Cut-Off Date through the last day of the related Collection Period by (y) the Cut-Off Date collateral balance.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate mortgage loan balance, after giving effect to distributions on that Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Rishi Bansal	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	David Wong	(212) 526-8315
	Anish Kumar	(212) 526-8315
	Domenic Tripodi	(212) 526-8315

Syndicate	Kevin White	(212) 526-9519
	Bob Caldwell	(212) 526-9519
	Dan Covello	(212) 526-9519
	Paul Tedeschi	(212) 526-9519

MBS Banking	Ellen Kiernan	(212) 526-4279
	Angel Lau	(212) 526-9245
	Christina Barretto	(212) 526-2185
	Shelly Garg	(212) 526-0198
	Patrick Fruzzetti	(212) 526-2693

Rating Agency Contacts

S&P	Eliza Chu	(212) 438-7317
	Jerry Xie	(212) 438-3019
Moody’s	James Huang	(212) 553-2935
Fitch	Vanessa Purwin	(212) 908-0269

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms
Issuer:	Structured Asset Securities Corporation, Series 2006-S1
Depositor:	Structured Asset Securities Corporation
Trustee:	U.S. Bank National Association
Master Servicer:	Aurora Loan Services LLC
Credit Risk Manager:	Clayton Fixed Income Services Inc, formerly known as The Murrayhill Company
Swap Counterparty:	HSBC Bank USA, National Association
Cap Counterparty:	HSBC Bank USA, National Association
Underwriter:	Lehman Brothers Inc.
Distribution Date:	25th of each month, or the next succeeding Business Day Actual first Distribution Date: March 27, 2006
Cut-Off Date:	February 1, 2006
Pricing Date:	Week of February 21, 2006
Closing Date:	February 28, 2006
Settlement Date:	February 28, 2006 through DTC, Euroclear or Clearstream
Delay Days:	0 days on the LIBOR Certificates
Dated Date:	February 25, 2006 for the LIBOR Certificates
Day Count:	Actual/360 for the LIBOR Certificates
Collection Period:	2nd day of prior month through 1st day of month of such distribution
Servicing Fee Rate:	0.50% per annum based on the outstanding mortgage loan principal balance
Credit Risk Manager Fee:	0.009% per annum based on the outstanding mortgage loan principal balance
Clearing/Registration:	Book-entry through DTC and Euroclear
Denomination:

Minimum $25,000; increments of $1 in excess thereof for the Class A Certificates; provided that with respect to initial European investors only, the Class A Certificates will be sold in minimum total investment amounts of $100,000. Minimum $100,000; increments of $1 in excess thereof for the Class M and Class B Certificates.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms
SMMEA Eligibility:	None of the certificates are expected to be SMMEA eligible
ERISA Eligibility:

The Class A and Class M Certificates are expected to be ERISA eligible provided that, until both the interest rate cap agreement and interest rate swap agreement are terminated, ERISA eligibility is subject to certain investor-based qualifications.

Tax Status:	REMIC for Federal income tax purposes

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% PPA (1)	50%	75%	100%	125%	150%

Class A1
Avg. Life (yrs)	2.55	1.67	1.17	0.94	0.78
Window (mos)	1-99	1-65	1-32	1-24	1-20
Expected Final Mat.	5/25/2014	7/25/2011	10/25/2008	2/25/2008	10/25/2007

Class A2
Avg. Life (yrs)	10.69	7.00	3.97	2.30	1.85
Window (mos)	99-140	65-92	32-67	24-31	20-25
Expected Final Mat.	10/25/2017	10/25/2013	9/25/2011	9/25/2008	3/25/2008

Class M1
Avg. Life (yrs)	7.64	5.20	5.19	4.20	3.22
Window (mos)	44-140	42-92	55-67	31-51	25-41
Expected Final Mat.	10/25/2017	10/25/2013	9/25/2011	5/25/2010	7/25/2009

Class M2
Avg. Life (yrs)	7.64	5.15	4.66	4.20	3.39
Window (mos)	44-140	41-92	50-67	49-51	40-41
Expected Final Mat.	10/25/2017	10/25/2013	9/25/2011	5/25/2010	7/25/2009

Class M3
Avg. Life (yrs)	7.64	5.13	4.45	3.92	3.18
Window (mos)	44-140	40-92	47-67	44-51	36-41
Expected Final Mat.	10/25/2017	10/25/2013	9/25/2011	5/25/2010	7/25/2009

Class M4
Avg. Life (yrs)	7.64	5.11	4.31	3.68	2.97
Window (mos)	44-140	39-92	44-67	41-51	33-41
Expected Final Mat.	10/25/2017	10/25/2013	9/25/2011	5/25/2010	7/25/2009

Class M5
Avg. Life (yrs)	7.64	5.10	4.21	3.53	2.85
Window (mos)	44-140	39-92	43-67	39-51	31-41
Expected Final Mat.	10/25/2017	10/25/2013	9/25/2011	5/25/2010	7/25/2009

Class M6
Avg. Life (yrs)	7.64	5.10	4.15	3.45	2.78
Window (mos)	44-140	39-92	42-67	37-51	30-41
Expected Final Mat.	10/25/2017	10/25/2013	9/25/2011	5/25/2010	7/25/2009

Class M7
Avg. Life (yrs)	7.64	5.08	4.11	3.39	2.73
Window (mos)	44-140	38-92	41-67	36-51	30-41
Expected Final Mat.	10/25/2017	10/25/2013	9/25/2011	5/25/2010	7/25/2009

(1)	Assumes 100% of the Prepayment Assumption as defined on page 2.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% PPA (1)	50%	75%	100%	125%	150%

Class M8
Avg. Life (yrs)	7.64	5.08	4.07	3.34	2.68
Window (mos)	44-140	38-92	40-67	35-51	29-41
Expected Final Mat.	10/25/2017	10/25/2013	9/25/2011	5/25/2010	7/25/2009

Class B1
Avg. Life (yrs)	7.64	5.08	4.03	3.28	2.64
Window (mos)	44-140	38-92	39-67	34-51	28-41
Expected Final Mat.	10/25/2017	10/25/2013	9/25/2011	5/25/2010	7/25/2009

Class B2
Avg. Life (yrs)	7.63	5.06	4.01	3.24	2.60
Window (mos)	44-140	37-92	38-67	34-51	27-41
Expected Final Mat.	10/25/2017	10/25/2013	9/25/2011	5/25/2010	7/25/2009

(1)	Assumes 100% of the Prepayment Assumption as defined on page 2.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	30%	40%

Class A1
Avg. Life (yrs)	2.10	1.22	0.88
Window (mos)	1-85	1-35	1-25
Expected Final Mat.	3/25/2013	1/25/2009	3/25/2008

Class A2
Avg. Life (yrs)	9.16	5.67	2.38
Window (mos)	85-120	35-77	25-33
Expected Final Mat.	2/25/2016	7/25/2012	11/25/2008

Class M1
Avg. Life (yrs)	6.50	5.00	4.31
Window (mos)	37-120	49-77	33-55
Expected Final Mat.	2/25/2016	7/25/2012	9/25/2010

Class M2
Avg. Life (yrs)	6.50	4.75	4.57
Window (mos)	37-120	47-77	54-55
Expected Final Mat.	2/25/2016	7/25/2012	9/25/2010

Class M3
Avg. Life (yrs)	6.50	4.65	4.31
Window (mos)	37-120	44-77	48-55
Expected Final Mat.	2/25/2016	7/25/2012	9/25/2010

Class M4
Avg. Life (yrs)	6.50	4.57	4.01
Window (mos)	37-120	43-77	44-55
Expected Final Mat.	2/25/2016	7/25/2012	9/25/2010

Class M5
Avg. Life (yrs)	6.50	4.52	3.83
Window (mos)	37-120	42-77	42-55
Expected Final Mat.	2/25/2016	7/25/2012	9/25/2010

Class M6
Avg. Life (yrs)	6.50	4.48	3.73
Window (mos)	37-120	41-77	41-55
Expected Final Mat.	2/25/2016	7/25/2012	9/25/2010

Class M7
Avg. Life (yrs)	6.50	4.45	3.65
Window (mos)	37-120	40-77	39-55
Expected Final Mat.	2/25/2016	7/25/2012	9/25/2010

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	30%	40%

Class M8
Avg. Life (yrs)	6.50	4.43	3.59
Window (mos)	37-120	39-77	38-55
Expected Final Mat.	2/25/2016	7/25/2012	9/25/2010

Class B1
Avg. Life (yrs)	6.50	4.41	3.53
Window (mos)	37-120	39-77	37-55
Expected Final Mat.	2/25/2016	7/25/2012	9/25/2010

Class B2
Avg. Life (yrs)	6.50	4.38	3.47
Window (mos)	37-120	38-77	36-55
Expected Final Mat.	2/25/2016	7/25/2012	9/25/2010

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% PPA (1)	50%	75%	100%	125%	150%

Class A1
Avg. Life (yrs)	2.55	1.67	1.17	0.94	0.78
Window (mos)	1-99	1-65	1-32	1-24	1-20
Expected Final Mat.	5/25/2014	7/25/2011	10/25/2008	2/25/2008	10/25/2007

Class A2
Avg. Life (yrs)	12.13	8.38	4.97	2.30	1.85
Window (mos)	99-251	65-178	32-147	24-31	20-25
Expected Final Mat.	1/25/2027	12/25/2020	5/25/2018	9/25/2008	3/25/2008

Class M1
Avg. Life (yrs)	8.17	5.74	5.58	6.05	4.56
Window (mos)	44-217	42-176	55-128	31-112	25-87
Expected Final Mat.	3/25/2024	10/25/2020	10/25/2016	6/25/2015	5/25/2013

Class M2
Avg. Life (yrs)	8.16	5.68	5.03	4.57	3.71
Window (mos)	44-206	41-168	50-122	49-93	40-73
Expected Final Mat.	4/25/2023	2/25/2020	4/25/2016	11/25/2013	3/25/2012

Class M3
Avg. Life (yrs)	8.14	5.64	4.82	4.19	3.38
Window (mos)	44-200	40-164	47-119	44-90	36-71
Expected Final Mat.	10/25/2022	10/25/2019	1/25/2016	8/25/2013	1/25/2012

Class M4
Avg. Life (yrs)	8.12	5.61	4.66	3.95	3.17
Window (mos)	44-192	39-159	44-115	41-87	33-69
Expected Final Mat.	2/25/2022	5/25/2019	9/25/2015	5/25/2013	11/25/2011

Class M5
Avg. Life (yrs)	8.09	5.58	4.55	3.79	3.04
Window (mos)	44-183	39-153	43-110	39-84	31-66
Expected Final Mat.	5/25/2021	11/25/2018	4/25/2015	2/25/2013	8/25/2011

Class M6
Avg. Life (yrs)	8.08	5.56	4.48	3.70	2.96
Window (mos)	44-178	39-147	42-107	37-81	30-64
Expected Final Mat.	12/25/2020	5/25/2018	1/25/2015	11/25/2012	6/25/2011

Class M7
Avg. Life (yrs)	8.09	5.52	4.42	3.62	2.90
Window (mos)	44-178	38-143	41-103	36-78	30-62
Expected Final Mat.	12/25/2020	1/25/2018	9/25/2014	8/25/2012	4/25/2011

(1)	Assumes 100% of the Prepayment Assumption as defined on page 2.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% PPA (1)	50%	75%	100%	125%	150%

Class M8
Avg. Life (yrs)	8.09	5.49	4.36	3.56	2.84
Window (mos)	44-178	38-137	40-99	35-76	29-59
Expected Final Mat.	12/25/2020	7/25/2017	5/25/2014	6/25/2012	1/25/2011

Class B1
Avg. Life (yrs)	8.08	5.44	4.29	3.48	2.78
Window (mos)	44-178	38-131	39-95	34-72	28-57
Expected Final Mat.	12/25/2020	1/25/2017	1/25/2014	2/25/2012	11/25/2010

Class B2
Avg. Life (yrs)	8.06	5.36	4.21	3.40	2.71
Window (mos)	44-178	37-121	38-88	34-67	27-52
Expected Final Mat.	12/25/2020	3/25/2016	6/25/2013	9/25/2011	6/25/2010

(1)	Assumes 100% of the Prepayment Assumption as defined on page 2.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	30%	40%

Class A1
Avg. Life (yrs)	2.10	1.22	0.88
Window (mos)	1-85	1-35	1-25
Expected Final Mat.	3/25/2013	1/25/2009	3/25/2008

Class A2
Avg. Life (yrs)	10.70	6.91	2.38
Window (mos)	85-222	35-173	25-33
Expected Final Mat.	8/25/2024	7/25/2020	11/25/2008

Class M1
Avg. Life (yrs)	7.08	5.47	6.31
Window (mos)	37-190	49-151	33-123
Expected Final Mat.	12/25/2021	9/25/2018	5/25/2016

Class M2
Avg. Life (yrs)	7.07	5.21	5.10
Window (mos)	37-180	47-144	54-102
Expected Final Mat.	2/25/2021	2/25/2018	8/25/2014

Class M3
Avg. Life (yrs)	7.07	5.10	4.62
Window (mos)	37-178	44-140	48-99
Expected Final Mat.	12/25/2020	10/25/2017	5/25/2014

Class M4
Avg. Life (yrs)	7.07	5.00	4.31
Window (mos)	37-178	43-135	44-96
Expected Final Mat.	12/25/2020	5/25/2017	2/25/2014

Class M5
Avg. Life (yrs)	7.07	4.94	4.12
Window (mos)	37-178	42-130	42-92
Expected Final Mat.	12/25/2020	12/25/2016	10/25/2013

Class M6
Avg. Life (yrs)	7.07	4.88	4.01
Window (mos)	37-178	41-125	41-89
Expected Final Mat.	12/25/2020	7/25/2016	7/25/2013

Class M7
Avg. Life (yrs)	7.07	4.84	3.92
Window (mos)	37-178	40-121	39-86
Expected Final Mat.	12/25/2020	3/25/2016	4/25/2013

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	30%	40%

Class M8
Avg. Life (yrs)	7.06	4.80	3.83
Window (mos)	37-178	39-117	38-82
Expected Final Mat.	12/25/2020	11/25/2015	12/25/2012

Class B1
Avg. Life (yrs)	7.00	4.73	3.74
Window (mos)	37-172	39-111	37-79
Expected Final Mat.	6/25/2020	5/25/2015	9/25/2012

Class B2
Avg. Life (yrs)	6.91	4.64	3.65
Window (mos)	37-159	38-103	36-73
Expected Final Mat.	5/25/2019	9/25/2014	3/25/2012

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Net Funds Cap Schedule (1) (2) (3)
*The Effective Available Funds Cap is shown for the first 60 Distribution Dates. For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement and payments from the Interest Rate Cap Agreement were available to the Senior Certificates.

Period	Net Funds Cap (%)	Period	Net Funds Cap (%)
1	11.09195	35	21.80708
2	23.85561	36	21.72363
3	24.47291	37	23.95565
4	23.53392	38	21.54754
5	24.18687	39	22.16976
6	23.30142	40	21.35819
7	23.21816	41	21.96672
8	23.92872	42	21.15442
9	23.11758	43	21.04661
10	23.87071	44	21.63292
11	23.10646	45	20.81912
12	23.11230	46	21.38889
13	25.51227	47	20.57414
14	23.00604	48	20.44495
15	23.73291	49	22.48690
16	22.92723	50	20.17152
17	23.64854	51	20.69462
18	22.84250	52	19.87731
19	22.79777	53	20.37941
20	23.50969	54	19.56066
21	22.70322	55	19.39351
22	23.40836	56	19.86066
23	22.60146	57	19.03989
24	22.54779	58	19.48163
25	24.04323	59	18.65964
26	22.43421	60	18.45844
27	23.12016	61	11.09325
28	22.31209	62	10.01974
29	22.98923	63	10.35375
30	22.18070	64	10.01979
31	22.11135	65	10.35381
32	22.77404	66	10.01984
33	21.96479	67	10.01987
34	22.61693

(1)	Based on one-month LIBOR of 20% for each period.
(2)	Assumes 100% of the Prepayment Assumption as defined on page 2.
(3)	Assumes no losses.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Excess Spread (1) (2) (3) (4)

Period	Excess Spread	Period	Excess Spread
1	5.81%	31	4.95%
2	4.38%	32	5.13%
3	4.57%	33	4.97%
4	4.38%	34	5.16%
5	4.57%	35	5.00%
6	4.38%	36	5.01%
7	4.38%	37	5.54%
8	4.59%	38	4.84%
9	4.41%	39	4.84%
10	4.62%	40	4.72%
11	4.44%	41	4.96%
12	4.46%	42	4.83%
13	5.05%	43	4.85%
14	4.52%	44	5.05%
15	4.74%	45	4.88%
16	4.58%	46	5.07%
17	4.80%	47	4.90%
18	4.65%	48	4.91%
19	4.67%	49	5.45%
20	4.87%	50	4.93%
21	4.70%	51	5.12%
22	4.89%	52	4.95%
23	4.77%	53	5.13%
24	4.83%	54	4.96%
25	5.22%	55	4.96%
26	4.89%	56	5.14%
27	5.08%	57	4.97%
28	4.92%	58	5.15%
29	5.11%	59	4.98%
30	4.94%	60	4.99%

(1)	Based on a forward one-month LIBOR curve.
(2)	Assumes 100% of the Prepayment Assumption as defined on page 2.
(3)	Does not include swap payments to the Trust, reflects swap payments made by the Trust.
(4)	Does not include cap payments to the Trust.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SASCO 2006-S1 Collateral Summary - Aggregate

Collateral information is as of the Cut-Off Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Amortization Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Balloon	4,801	$246,783,180.23	55.88%	11.008%	701	96.32%	20.83%
Fixed Rate	3,825	194,859,381.23	44.12	10.656	705	96.00	26.02
Total:	8,626	$441,642,561.46	100.00%	10.852%	703	96.18%	23.12%

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
0.01 - 50,000.00	5,536	$163,335,521.24	36.98%	10.991%	704	96.53%	34.26%
50,000.01 - 100,000.00	2,317	162,047,490.14	36.69	10.703	700	97.37	20.70
100,000.01 - 150,000.00	548	66,100,987.58	14.97	10.792	699	96.77	10.58
150,000.01 - 200,000.00	133	23,451,417.60	5.31	11.278	715	94.22	6.32
200,000.01 - 250,000.00	33	7,659,699.15	1.73	11.564	712	93.33	20.45
250,000.01 - 300,000.00	33	9,246,781.70	2.09	10.786	709	89.46	15.48
300,000.01 - 350,000.00	4	1,318,316.57	0.30	10.167	722	86.50	0.00
350,000.01 - 400,000.00	22	8,482,347.48	1.92	9.869	701	78.92	13.29
Total:	8,626	$441,642,561.46	100.00%	10.852%	703	96.18%	23.12%

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Purchase	7,726	$390,980,505.42	88.53%	10.886%	705	96.90%	23.36%
Cash Out Refinance	707	41,472,080.67	9.39	10.674	682	90.07	20.43
Rate/Term Refinance	193	9,189,975.37	2.08	10.241	685	92.87	25.10
Total:	8,626	$441,642,561.46	100.00%	10.852%	703	96.18%	23.12%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Primary Home	4,425	$281,818,557.25	63.81%	10.502%	693	96.28%	15.89%
Investment	3,555	125,560,090.35	28.43	11.556	717	95.97	37.70
Second Home	646	34,263,913.86	7.76	11.160	724	96.14	29.17
Total:	8,626	$441,642,561.46	100.00%	10.852%	703	96.18%	23.12%

Original Terms to Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	4,970	$252,628,284.47	57.20%	10.992%	701	96.27%	20.95%
181 - 240	44	1,885,870.37	0.43	11.070	688	95.96	35.22
241 - 360	3,612	187,128,406.62	42.37	10.662	705	96.06	25.93
Total:	8,626	$441,642,561.46	100.00%	10.852%	703	96.18%	23.12%

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	4,970	$252,628,284.47	57.20%	10.992%	701	96.27%	20.95%
181 - 240	44	1,885,870.37	0.43	11.070	688	95.96	35.22
241 - 360	3,612	187,128,406.62	42.37	10.662	705	96.06	25.93
Total:	8,626	$441,642,561.46	100.00%	10.852%	703	96.18%	23.12%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date

State Distributions (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
CA	919	$85,932,599.78	19.46%	10.613%	701	95.03%	9.58%
FL	1,226	57,877,924.17	13.11	11.025	709	96.71	19.37
AZ	752	40,115,082.32	9.08	11.134	705	95.77	20.61
TX	1,019	32,065,867.47	7.26	10.324	706	97.85	34.60
VA	358	23,808,960.11	5.39	10.850	702	97.38	16.94
CO	406	20,012,992.80	4.53	10.824	698	96.78	34.51
NV	331	19,615,126.47	4.44	11.202	697	96.51	11.37
MD	273	16,950,644.35	3.84	10.784	695	96.80	19.07
WA	315	15,838,572.25	3.59	10.962	699	97.22	40.08
NY	178	14,782,193.19	3.35	10.464	698	91.92	13.18
Other	2,849	114,642,598.55	25.96	10.985	703	96.35	33.67
Total:	8,626	$441,642,561.46	100.00%	10.852%	703	96.18%	23.12%

Original Combined Loan-to-Value Ratio*
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Less than 60.001%	6	$380,970.53	0.09%	10.421%	694	34.67%	14.17%
60.001 to 70.000%	23	3,066,045.52	0.69	9.231	690	65.96	0.00
70.001 to 80.000%	145	16,897,182.52	3.83	9.185	701	78.03	3.62
80.001 to 85.000%	120	7,614,176.20	1.72	9.613	705	84.17	14.57
85.001 to 90.000%	1,038	47,927,850.86	10.85	10.548	699	89.76	5.83
90.001 to 95.000%	2,541	108,073,129.26	24.47	11.246	709	94.86	10.39
95.001 to 100.000%	4,753	257,683,206.57	58.35	10.910	701	99.92	33.49
Total:	8,626	$441,642,561.46	100.00%	10.852%	703	96.18%	23.12%

*Includes the loan in the securitization and any senior liens.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
581 - 600	1	$101,679.91	0.02%	10.500%	600	100.00%	100.00%
601 - 620	47	2,222,178.68	0.50	11.073	613	98.09	78.82
621 - 640	563	27,782,684.78	6.29	11.232	631	96.18	51.21
641 - 660	661	36,165,651.69	8.19	11.188	651	95.92	34.31
661 - 680	1,207	61,186,168.62	13.85	11.121	671	95.24	18.64
681 - 700	1,623	91,320,483.40	20.68	10.979	690	96.53	13.47
701 - 720	1,492	78,700,793.73	17.82	10.661	710	96.86	18.96
721 - 740	1,282	58,371,755.32	13.22	10.725	730	96.00	21.05
741 - 760	1,080	50,077,073.04	11.34	10.717	750	96.29	27.95
761 - 780	494	25,777,959.13	5.84	10.290	768	95.16	24.86
781 >=	176	9,936,133.16	2.25	10.110	789	96.95	23.04
Total:	8,626	$441,642,561.46	100.00%	10.852%	703	96.18%	23.12%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Single Family	4,457	$225,420,523.00	51.04%	10.765%	700	96.17%	22.86%
PUD	2,502	138,315,474.20	31.32	10.751	703	96.30	20.67
2-4 Family	845	41,657,659.88	9.43	11.350	712	95.83	32.34
Condo	821	36,217,518.27	8.20	11.215	708	96.17	23.48
Modular Home	1	31,386.11	0.01	10.000	668	90.00	0.00
Total:	8,626	$441,642,561.46	100.00%	10.852%	703	96.18%	23.12%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Prepayment Penalty Term by Product Type ($)
Amortization Type	No Penalty	1 -12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
Balloon	$238,479,027.02	$973,292.00	$4,265,951.00	$3,064,910.21	$0.00	$0.00	$246,783,180.23
Fixed Rate	194,770,270.97	12,669.00	51,552.39	24,888.87	0.00	0.00	194,859,381.23
Total:	$433,249,297.99	$985,961.00	$4,317,503.39	$3,089,799.08	$0.00	$0.00	$441,642,561.46

Prepayment Penalty Term by Product Type (%)
Amortization Type	No Penalty	1 -12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
Balloon	96.64%	0.39%	1.73%	1.24%	0.00%	0.00%	55.88%
Fixed Rate	99.95	0.01	0.03	0.01	0.00	0.00	44.12
Total:	98.10%	0.22%	0.98%	0.70%	0.00%	0.00%	100.00%

Prepayment Penalty Description (Top 5)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
None	8,509	$433,249,297.99	98.10%	10.849%	703	96.12%	23.30%
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	116	8,352,807.19	1.89	11.009	673	99.05	13.84
2% of UPB	1	40,456.28	0.01	11.000	656	90.00	0.00
Total:	8,626	$441,642,561.46	100.00%	10.852%	703	96.18%	23.12%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Limited	3,565	$201,250,419.37	45.57%	11.204%	699	96.45%	0.00%
Full	2,493	102,106,695.73	23.12	10.469	696	98.73	100.00
Stated	1,396	78,654,129.35	17.81	10.595	712	96.38	0.00
No Documentation	1,172	59,631,317.01	13.50	10.661	712	90.65	0.00
Total:	8,626	$441,642,561.46	100.00%	10.852%	703	96.18%	23.12%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date

DTI Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Full Doc Loans:
Not Available	5	$215,796.66	0.05%	10.214%	702	97.22%	100.00%
5.01 to 10.00	4	112,531.15	0.03	10.556	739	97.58	100.00
10.01 to 15.00	16	498,485.22	0.11	10.673	705	98.54	100.00
15.01 to 20.00	50	2,124,609.82	0.48	11.009	709	96.45	100.00
20.01 to 25.00	91	3,666,358.45	0.83	10.423	708	98.29	100.00
25.01 to 30.00	187	6,492,732.04	1.47	10.447	710	98.91	100.00
30.01 to 35.00	340	12,288,229.58	2.78	10.440	697	98.79	100.00
35.01 to 40.00	576	22,615,403.80	5.12	10.439	702	99.02	100.00
40.01 to 45.00	849	36,262,751.51	8.21	10.554	696	98.92	100.00
45.01 to 50.00	330	15,629,250.54	3.54	10.389	678	98.20	100.00
50.01 to 55.00	36	1,848,739.91	0.42	9.693	697	99.10	100.00
55.01 to 60.00	8	323,952.91	0.07	9.744	706	95.99	100.00
60.01 to 65.00	1	27,854.14	0.01	9.875	745	100.00	100.00
Subtotal (Full Doc) :	2,493	$102,106,695.73	23.12%	10.469%	696	98.73%	100.00%

Non-Full Doc Loans:
Not Available	2,399	$129,717,837.19	29.37%	10.634%	713	93.56%	0.00%
0.01 to 5.00	6	683,039.62	0.15	11.107	708	86.48	0.00
5.01 to 10.00	7	130,714.65	0.03	11.401	711	97.90	0.00
10.01 to 15.00	34	1,746,422.90	0.40	10.798	703	88.35	0.00
15.01 to 20.00	80	2,580,571.94	0.58	11.569	709	95.13	0.00
20.01 to 25.00	189	7,091,423.65	1.61	11.432	708	96.75	0.00
25.01 to 30.00	325	13,366,371.02	3.03	11.393	711	95.55	0.00
30.01 to 35.00	550	27,608,578.76	6.25	11.215	702	96.18	0.00
35.01 to 40.00	933	54,732,437.93	12.39	11.117	700	96.42	0.00
40.01 to 45.00	1,326	84,015,957.50	19.02	11.138	697	97.04	0.00
45.01 to 50.00	271	16,936,859.92	3.83	11.192	682	97.34	0.00
50.01 to 55.00	8	553,649.99	0.13	10.854	689	97.96	0.00
55.01 to 60.00	3	208,206.67	0.05	10.883	737	100.00	0.00
60.01 to 65.00	2	163,793.99	0.04	10.696	682	97.23	0.00
Subtotal (Non-Full Doc):	6,133	$339,535,865.73	76.88%	10.968%	704	95.41%	0.00%

Total:	8,626	$441,642,561.46	100.00%	10.852%	703	96.18%	23.12%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
6.501 to 7.000	4	$210,147.37	0.05%	6.969%	718	89.08%	50.16%
7.001 to 7.500	23	1,270,078.59	0.29	7.375	720	91.98	62.09
7.501 to 8.000	78	4,340,201.89	0.98	7.867	724	90.94	41.36
8.001 to 8.500	207	12,300,089.56	2.79	8.351	724	89.07	35.14
8.501 to 9.000	422	23,648,295.38	5.35	8.842	718	92.46	28.84
9.001 to 9.500	690	39,734,136.63	9.00	9.323	712	94.22	30.77
9.501 to 10.000	1,253	63,400,394.21	14.36	9.814	706	96.28	27.27
10.001 to 10.500	1,054	56,250,732.23	12.74	10.328	702	96.73	25.75
10.501 to 11.000	1,039	55,644,375.95	12.60	10.807	699	96.77	21.79
Greater than 11.000	3,856	184,844,109.65	41.85	12.233	697	97.33	17.39
Total:	8,626	$441,642,561.46	100.00%	10.852%	703	96.18%	23.12%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.